Total Number of Pages:___
                                Exhibit Index Located on Page:___

As filed with the Securities and Exchange Commission on
August __, 1994.
                                         Registration No. 33-____
_________________________________________________________________
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                         USBANCORP, Inc.
     (Exact name of registrant as specified in its charter)

           Pennsylvania                         25-1424278
     (State of Incorporation)      (I.R.S. Employer
                                   Identification No.)

      Main & Franklin Streets, Johnstown, PA      15901
       (Address of Principal Executive Offices) (Zip Code)

     U S National Bank Non-Collectively Bargained Employees
                           401(k) Plan
                    (Full title of the Plan)

Terry K. Dunkle, President         Jeffrey P. Waldron, Esquire
and Chief Executive Officer        Stevens & Lee
United States National Bank        607 Washington Street
Main & Franklin Streets            Reading, Pennsylvania  19601
Johnstown, Pennsylvania 15901
(814) 533-5300                     (610) 478-2000
 (Names, addresses and telephone numbers of agents for service)

                 CALCULATION OF REGISTRATION FEE

                           Proposed   Proposed
 Title of                  Maximum     Maximum
 Securities     Amount     Offering   Aggregate   Amount of
   to be        to be       Price      Offering  Registration
Registered   Registered1   Per Unit2    Price        Fee
Common Stock   12,000       $25.25    $303,000   $104.48
 $2.50 par     shares
  value
per share
1 Based upon the maximum number of shares of the Registrant's common stock issuable under the U S National Bank Non-Collectively Bargained Employees 401(k) Plan.
2 Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(c) and (h)(1), on the basis of the average of the closing high and low prices of the Registrant's common stock as reported on the NASDAQ National Market System as of August 17, 1994.
3 In addition, pursuant to Rule 416(c) under the Securities Act of 1993, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                           PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents are incorporated by reference in this Registration Statement:

     (a) The Annual Report on Form 10-K of USBANCORP for the year ended December 31, 1993 and the Annual Report on Form 11-K of the Plan for the year ended December 31, 1993, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed by USBANCORP and the Plan pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1993.

     (c) The description of USBANCORP's common stock contained in its registration statement on Form 8-A filed with the Securities and Exchange Commission on November 13,
          1985.

     All documents subsequently filed by USBANCORP and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Sections 1741, 1742 and 1743 of the Pennsylvania Business Corporation Law of 1988, as amended, set forth circumstances under which directors and officers may be indemnified against liability. USBANCORP's Bylaws specifically provide that the directors, officers, agents and employees of USBANCORP may be indemnified against liability to the fullest extent permitted by law.

          USBANCORP has purchased a liability insurance policy which insures USBANCORP, under certain circumstances, in the event it indemnifies a director or officer of USBANCORP or a subsidiary pursuant to the provisions of the Bylaws of USBANCORP or otherwise or advances costs (including the cost of defending any action) incurred by directors or officers in their capacity as such.

Item 7.   Exemption from Registration Claimed.

          Not applicable.


Item 8.   Exhibits.

          4.1  Articles of Incorporation of USBANCORP, Inc.
               (incorporated herein by reference to Exhibit 4.1 to Form S-2, 33-56684).

          4.2 Bylaws of USBANCORP, Inc. (incorporated herein by reference to Exhibit 4.2 to Form S-2, 33-56684).

          4.3 Shareholder Protection Rights Agreement, dated as of November 10, 1989, between USBANCORP, Inc. and
               United States National Bank in Johnstown, as
               Rights Agent (incorporated by reference to Exhibit 4.2 to Form S-2, 33-56684).

          5.1 Opinion of Stevens & Lee re: legality of common stock being registered.

          5.2 Internal Revenue Service determination letter with respect to U S National Bank Non-Collectively
               Bargained Employees 401(k) Plan.

          23.1 Consent of Arthur Andersen & Co.

          23.2 Consent of Price Waterhouse, LLP.

          23.3 Consent of Barnes, Saly & Company.

          23.4 Consent of Stevens & Lee is contained in its opinion at Exhibit 5 of this Registration
               Statement.

          24.  Power of Attorney of Directors and Officers
               (included on signature page).

          99.  U S National Bank Non-Collectively Bargained
               Employees 401(k) Plan.

Item 9.   Undertakings.

          (a)  USBANCORP hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933; unless the information required to be included in such post-effective amendment is contained in a periodic report filed by USBANCORP or the Plan pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference;

                    (ii)  To reflect in the prospectus any facts
     or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by USBANCORP or the Plan pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference; and

                    (iii)  To include any material information
     with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) USBANCORP hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of USBANCORP's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of USBANCORP pursuant to the provisions described in Item 6 above, or otherwise, USBANCORP has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by USBANCORP of expenses incurred or paid by a director, officer or controlling person of USBANCORP in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, USBANCORP will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, USBANCORP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johnstown, Commonwealth of Pennsylvania, on this 27th day of May, 1994.

                              USBANCORP, INC.


                              By:   /s/ Terry K. Dunkle
                                  Terry K. Dunkle, President and
                                  Chief Executive Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry K. Dunkle and Orlando B. Hanselman, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title               Date

 /s/ Terry K. Dunkle        Chairman of the Board,   May 27, 1994
Terry K. Dunkle             President, Chief
                            Executive Officer
                            (Principal Executive
                             Officer)

/s/ Orlando B. Hanselman    Executive Vice           May 27, 1994
Orlando B. Hanselman        President, Chief
                            Financial Officer &
                            Manager of Corporate
                            Services (Principal
                            Financial and
                            Accounting Officer)

 /s/ Jerome M. Adams        Director                 May 27, 1994
Jerome M. Adams

 /s/ Robert A. Allen        Director                 May 27, 1994
Robert A. Allen

/s/ Clifford A. Barton      Director                 May 27, 1994
Clifford A. Barton

/s/ Michael F. Butler       Director                 May 27, 1994
Michael F. Butler

/s/ Louis Cynkar            Director                 May 27, 1994
Louis Cynkar

/s/ Dennis J. Fantaski      Director                 May 27, 1994
Dennis J. Fantaski

/s/ Richard W. Kappel       Director                 May 27, 1994
Richard W. Kappel

/s/ John H. Kunkle, Jr.     Director                 May 27, 1994
John H. Kunkle, Jr.

/s/ James F. O'Malley       Director                 May 27, 1994
James F. O'Malley

/s/ Frank J. Pasquerilla    Director                 May 27, 1994
Frank J. Pasquerilla

/s/ Jack Sevy               Director                 May 27, 1994
Jack Sevy

/s/ Thomas C. Slater        Director                 May 27, 1994
Thomas C. Slater

/s/ James C. Spangler       Director                 May 27, 1994
James C. Spangler

/s/ Harrison Vail           Director                 May 27, 1994
Harrison Vail

/s/ Robert L. Wise          Director                 May 27, 1994
Robert L. Wise

     Pursuant to the requirements of the Securities Act of 1933, the Trustees of the Plan have duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 9, 1994

                    U S National Bank Non-Collectively Bargained
                    Employees 401(k) Plan

                    USBANCORP TRUST COMPANY, as Trustee


                    By    /s/ Anne G. Bump
                              Anne G. Bump
                          EXHIBIT INDEX






Exhibits                                Page Number in
                                        Manually Signed
                                            Original
5.1  Opinion of Stevens & Lee re:
     legality of common stock
     being registered.

5.2  Internal Revenue Service
     determination letter with respect
     to U S National Bank
     Non-Collectively Bargained
     Employees 401(k) Plan.

23.1 Consent of Arthur Andersen & Co.

23.2 Consent of Price Waterhouse, LLP.

23.3 Consent of Barnes, Saly & Company.

99.  U S National Bank Non-Collectively
     Bargained Employees 401(k) Plan.